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                                   EXHIBIT 4


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                                OPTION AGREEMENT


     THIS OPTION AGREEMENT (this "Agreement") is made and entered into effective as of June 30, 1995 (the "Effective Time"), by and between CRIIMI MAE Inc., a Maryland corporation (the "Company"), and H. William Willoughby (the "Executive"), a resident of the Commonwealth of Virginia.


                                    RECITALS

     R-1. CRIIMI MAE Management, Inc. ("CRIIMI Management"), an affiliate of the Company, employs the Executive in a key professional capacity, pursuant to an Employment and Non-Competition Agreement (the "Employment Agreement") made effective as of the Effective Time.

     R-2. The Company wishes to provide to the Executive opportunities to purchase shares of the Company's common stock (the "Common Stock"), upon the terms and conditions set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

     1. GRANT OF OPTIONS; OPTION PRICES. Subject to the provisions set forth in this Agreement, the Company grants to the Executive, and the Executive accepts from the Company, an option (upon each partial or a total exercise, an "Option") to purchase from the Company up to (a) One Million (1,000,000) shares of Common Stock for a purchase price (the "First Option Price") of One Dollar and Fifty Cents ($1.50) per share more than the aggregate average of the high and low sales prices of a share of Common Stock during the ten (10) trading days immediately preceding the Effective Time (the "Trading Price") and (b) Five Hundred Thousand (500,000) shares of Common Stock for a purchase price (the "Second Option Price") of Four Dollars ($4.00) per share more than the Trading Price, but in no event shall either Option Price be less than the fair market value of a share of Common Stock on
the Effective Time.    The First Option Price and the Second Option Price are
subject to adjustment as set forth in Section 2 below.

     2.   COMMON STOCK; ADJUSTMENTS.

          A. TYPE OF STOCK. Common Stock issued pursuant to this Agreement may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of this Agreement. The Company may direct that any certificate evidencing Common Stock issued pursuant to this Agreement shall bear a legend setting forth such restrictions on transferability as may apply to such shares. All such shares of Common Stock are referred to in this Agreement as "Option Shares".


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          B.   CHANGE IN NUMBER OF SHARES.  If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for each outstanding Option and the number of such shares covered by each outstanding Option, and the Option Price per share applicable under each outstanding Option, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; PROVIDED HOWEVER, that any fractional shares resulting from any such adjustment shall be eliminated.

          C. DISSOLUTION OR LIQUIDATION. In the event of a proposed dissolution or liquidation of the Company, each outstanding Option granted under this Agreement shall terminate as of a date to be fixed by the Company; PROVIDED HOWEVER, that the Executive shall have the right, immediately prior to such termination, to exercise such outstanding Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such outstanding Options would not otherwise be exercisable.

          D. CORPORATE REORGANIZATION. If there is any change in the number of outstanding shares of Common Stock by reason of merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for issuance both in the aggregate and with respect to each outstanding Option, and the Option Price per share applicable under each outstanding Option, shall be equitably adjusted by the Company, whose determination shall be final, binding and conclusive. In the event of any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the surviving corporation and which does not result in any reclassification or other change in the number of outstanding shares of Common Stock), the Executive shall have the right thereafter and during the term of each such Option to receive, after such Option is duly exercised in accordance with the terms of this Agreement, for each share of Common Stock as to which the Option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof which would have been received upon such merger, consolidation or combination by the holder of one share of Common Stock immediately prior to such merger, consolidation or combination.

          E. CHANGE IN COMMON STOCK. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Agreement.

          F. ADJUSTMENTS BY COMPANY. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the President


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of the Company, or the President's designee, whose determination in that respect shall be final, binding and conclusive.

          G. NO OTHER RIGHTS. Except as expressly provided in this Section 2, the Executive shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number shares of Common Stock subject to an Option. The grant of the Options pursuant to this Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     3.   TIMING OF EXERCISE; VESTING SCHEDULE.

          A. TIMING. Subject to the vesting schedule set forth in Section 2.B. below and earlier termination as provided in Section 5 below, an Option may be exercised at any time or from time to time prior to the close of business on the day before the eighth anniversary of the Effective Time.

          B. VESTING SCHEDULE. The right to purchase Option Shares is limited to Options which have vested. Subject to Section 2 above and Section 5 below, the Executive's rights to exercise Options to purchase Option Shares shall vest in accordance with the following schedule:

          (i) such rights shall vest as to one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the first anniversary of the Effective Time;

          (ii) such rights shall vest as to a second one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the second anniversary of the Effective Time;

          (iii) such rights shall vest as to a third one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the third anniversary of the Effective Time;


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          (iv)     such rights shall vest as to a fourth one-fifth (1/5) of the
                   Option Shares available for each of the First Option Price and the Second Option Price on the fourth anniversary of the Effective Time; and

          (v) such rights shall vest as to the remaining one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the fifth anniversary of the Effective Time.

     4. MANNER OF EXERCISE. Option Shares may be purchased by giving the Company notice of exercise of an Option sent in accordance with the notice provisions of this Agreement. The notice shall specify the number of Option Shares being purchased and payment in full for the Option Shares shall accompany the notice of exercise, in cash or, with the Company's approval, in Common Stock held by the Executive for at least six months having a fair market value in the aggregate equal to the required payment or in a combination of cash and such shares. No Option may be exercised at any one
(1) time for less than one hundred (100) shares of Common Stock, unless the number of Option Shares remaining to be purchased is fewer than one hundred
(100), in which case the last Option shall be to purchase all of the remaining Option Shares. Each Option shall be exercised in accordance with any other administrative regulations as the Company shall from time to time adopt.

     5. TERMINATION OF EXECUTIVE'S EMPLOYMENT. Capitalized terms not otherwise identified in this Section shall have the respective meanings attributed to them in the Employment Agreement. The following shall be the treatment accorded the Executive's right to exercise Options to purchase Option Shares upon the termination of the Executive's employment by CRIIMI
Management:

          (a) TERMINATION BY DEATH. If the Executive's employment is terminated by death, any rights to exercise Options to purchase Option Shares under this Agreement that shall not have vested pursuant to Section 3.B of this Agreement shall vest immediately upon the death of the Executive.

          (b) TERMINATION FOR CAUSE. If the Executive's employment is terminated by CRIIMI Management for Cause, any rights to exercise Options to purchase Option Shares under this Agreement that shall not have vested pursuant to Section 3.B of this Agreement within thirty (30) days following such termination shall terminate. Furthermore, all rights to exercise Options to purchase Option Shares that are vested or will vest within such thirty (30) day period must be exercised within one hundred eighty (180) days following such termination of employment or such rights shall terminate.


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          (c)  TERMINATION WITHOUT CAUSE.  If the Executive's employment is terminated by CRIIMI Management without Cause, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 3.B of this Agreement shall not be affected by any such termination of employment without Cause.

          (d) TERMINATION FOR PERMANENT DISABILITY. If the Executive's employment is terminated by CRIIMI Management because of the Executive's Permanent Disability, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 3.B of this Agreement shall not be affected by any such termination of employment due to Permanent Disability.

          (e) INVOLUNTARY RESIGNATION. If an Involuntary Resignation of the Executive occurs, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 3.B of this Agreement shall not be affected by any such Involuntary Resignation.

          (f) VOLUNTARY RESIGNATION. If the Executive voluntarily resigns the Executive's employment, any rights to exercise Options to purchase Option Shares that have not vested pursuant to Section 3.B of this Agreement shall terminate immediately upon such voluntary resignation. Furthermore, all rights to exercise Options to purchase Option Shares that are vested must be exercised within one hundred eighty (180) days following such voluntary resignation or such rights shall terminate.

          (g) FAILURE TO EXTEND THE TERM. If the Executive is an employee of CRIIMI Management at the fifth anniversary of the commencement of the Term and the Executive and CRIIMI Management have not reached mutual agreement with respect to the Executive's continued employment by CRIIMI Management and the Executive's employment is deemed to be terminated, the vesting schedule and the Executive's right to exercise Options to purchase Option Shares set forth in Section 3.B of this Agreement shall not be affected by any such termination.

     6. NON-TRANSFERABILITY OF OPTIONS. The Options granted under this Agreement are not transferable other than by will or by the laws of descent and distribution, and, during the Executive's lifetime, each Option may be exercised only by the Executive, or if the Executive becomes incapacitated, by the Executive's legally appointed representative.

     7. RIGHTS AS A SHAREHOLDER. The Executive or a permitted transferee of the Options shall have no rights as a shareholder with respect to any shares covered by the Options until the date of the issuance of a stock certificate to the Executive or permitted transferee for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for


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which the record date is prior to the date such stock certificate is issued, except as provided in Section 2 above.

     8. NO GRANT OF OTHER RIGHTS. Nothing in this Agreement shall confer upon the Executive any right to continue in the employ of CRIIMI MAE Management, Inc., ("CRIIMI Management"), the Company or any of their respective divisions or affiliates, or interfere in any way with the right of CRIIMI Management, the Company or any such division or affiliate to terminate such employment at any time.

     9. AGREEMENTS REGARDING WITHHOLDING TAXES. No later than the date of exercise of any Option granted hereunder, the Executive will pay to CRIIMI Management or make arrangements satisfactory to CRIIMI Management regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, if any. The Executive may, with CRIIMI Management's prior approval, make such payment in whole or in part by surrendering Common Stock to CRIIMI Management, valued at its fair market value.

     10.  REPRESENTATIONS AND ACKNOWLEDGEMENTS BY THE EXECUTIVE.

          A. INVESTMENT INTENT; RESALE. The Executive represents, warrants and agrees that the Executive will acquire and hold the shares purchased on exercise of an Option for the Executive's own account for investment and not with the view to the resale or distribution thereof, except for resales or distributions in accordance with federal and state securities laws, and that the Executive will not, at any time or times, directly or indirectly, offer, sell, distribute, pledge, or otherwise grant a security interest in or otherwise dispose of or transfer all, any portion of or any interest in, any shares purchased on exercise of an Option (or solicit an offer to buy, take in pledge or otherwise acquire or receive, all or any portion thereof), except pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effective and is current with respect to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Act. If the Company so requires, the availability of such exemption shall be the subject matter of an opinion of counsel reasonably acceptable to the Company that no registration under the Act is required with respect to such offer, sale, distribution, pledge, grant or other disposition or transfer.

          B. COMPLIANCE WITH SECURITIES LAWS. The Executive understands that the Options have been granted and the shares to be sold to the Executive upon exercise of an Option will be sold to the Executive pursuant to exemptions from the registration requirements in the Act until such time as the Company shall file a Registration Statement under the Act which has become effective and is current with respect to the shares being sold to the Executive pursuant to an Option and, in this connection, the Company is relying in part on the representations set forth in this Agreement.


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          C.   INFORMATION REGARDING COMMON STOCK; USE OF PROCEEDS.  The
Executive acknowledges that the Executive has received and reviewed a description of the Common Stock of the Company contained in that certain "Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934" filed with the Securities and Exchange Commission regarding the Special Meeting of the Stockholders of the Company held on June 21, 1995. The Executive further acknowledges that the Executive understands that the Company may use the proceeds from the exercise of any Option for general corporate purposes.

     11. REGISTRATION OF OPTION SHARES. The Company agrees to file with the Securities and Exchange Commission a Registration Statement under the Act on Form S-8 with respect to the Option Shares no later than the first anniversary of the Effective Time.

     12. OTHER PAYMENTS OR OPTIONS. Nothing contained in this Agreement shall be deemed in any way to limit or restrict the Company from making any option to purchase Common Stock or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     13.  MISCELLANEOUS.

          A. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express Mail, Federal Express or other nationally recognized express delivery service, as follows:

          If to the Company:

               CRIIMI MAE Inc.
               11200 Rockville Pike
               Rockville, MD  20852
               Attention:     Chairman of the Board
               Fax Number:    301-231-0399

          If to the Executive:

               H. William Willoughby
               719 Springvale Road
               Great Falls, VA  22066

Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service shall be effective upon actual receipt. Notice given by


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facsimile transmission shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

          B. SUCCESSORS. The rights and obligations of the Company and entity affiliates of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and entity affiliates of the Company and their respective successors and assigns, and the rights and obligations of the Executive under this Agreement shall inure to the benefit of, and shall be binding upon, the Executive and the Executive's heirs and personal and legal representatives.

          C. DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Montgomery County, Maryland in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the costs of its own experts and counsel's fees.

          D. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the provisions of, the law of the State of Maryland, without reference to provisions that refer a matter to the law of any other jurisdiction.

          E. NO EFFECT ON OTHER RIGHTS. The Options granted pursuant to this Agreement are in addition to any other rights and options which may be granted to the Executive under any qualified, non-qualified, incentive, bonus and other stock or stock option plans which may be adopted by the Company.

          F. SURRENDER OF ORIGINAL AGREEMENT. If the Executive exercises a single Option to purchase all of the Option Shares at one time, the Executive's original counterpart of this Agreement shall be surrendered to the Company for cancellation. If an Option is exercised to purchase less than all of the remaining Option Shares to which the Executive is entitled or a change in the number or designation of the Common Stock shall be made, the Executive's original counterpart of this Option Agreement shall be delivered by the Executive to the Company for the purpose of making an appropriate notation or otherwise reflecting on such counterpart such partial exercise or change.


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     IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement, intending to be bound legally.


                                       THE COMPANY:


                                       CRIIMI MAE Inc.
                                        a Maryland corporation


                                       By:  /s/ William B. Dockser
                                            ----------------------------------
                                            William B. Dockser, Chairman
                                                  of the Board


                                       THE EXECUTIVE:


                                       /s/ H. William Willoughby
                                       ---------------------------------------
                                       H. William Willoughby